Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                 |_|  Confidential, For Use
                                                       of the Commission
                                                       Only (as permitted by
                                                       Rule 14a-6(e)(2)

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                          HOMETOWN AUTO RETAILERS, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
     -----------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 011.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date filed:

                          HOMETOWN AUTO RETAILERS, INC.

                            ------------------------

                    Notice of Annual Meeting of Stockholders
                   To Be Held On August 29, 2000 at 10:00 A.M.

                            ------------------------

TO THE STOCKHOLDERS OF HOMETOWN AUTO RETAILERS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hometown Auto Retailers, Inc. ("Hometown") will be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, on Tuesday, August 29, 2000 at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1.    To elect nine directors for one year terms.

      2.    To ratify the appointment of independent auditors for 2000.

      3. To amend the certificate of incorporation to reduce the number of authorized shares of Class A common stock, par value $.001 per share, from 24,000,000 to 12,000,000.

      4. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on July 28, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Michael J. Shonborn
                                      -----------------------
                                      Michael J. Shonborn, Secretary

Dated: Watertown, Connecticut
       August 2, 2000

            --------------------------------------------------------------------
IMPORTANT:  Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save Hometown the expense and extra work of additional solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
            --------------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 29, 2000

      This Statement is furnished to the stockholders of Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2000 Annual Meeting of Stockholders of Hometown to be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury Connecticut 06705, on Tuesday, August 29, 2000 at 10:00 A.M., Eastern Daylight Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is August 2, 2000.

                           THE VOTING & VOTE REQUIRED

      On the record date for the meeting, the close of business on July 28, 2000 (the "Record Date"), there were outstanding 2,296,016 shares of Class A common stock, par value $.001 per share, each of which will be entitled to one vote, and there were outstanding 3,701,000 shares of Class B common stock, par value $.001 per share, each of which will be entitled to ten votes. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Directors are elected by a plurality of the votes cast at the meeting. Confirmation of the appointment of auditors is by the affirmative vote of a majority of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which are marked "WITHHOLD AUTHORITY" to vote for all nine nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Approval of the proposed amendment to the certificate of incorporation to reduce the number of authorized shares of Class A common stock, par value $.001 per share, from 24,000,000 to 12,000,000 (the "Amendment") requires the affirmative vote of a majority of all outstanding shares of common stock entitled to vote thereon.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Secretary of Hometown at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. In the absence of instructions, proxies will be voted for the Amendment. Shares voted by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      At this meeting nine directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes (the "Proxies") will have the right to vote for substitute nominees. The Proxies were selected by the Board of Directors of Hometown and with the exception of C. Michael Jacobi, are directors and officers of Hometown. Certain information with respect to each nominee, as well as directors continuing in office, is stated below.

Directors Nominated for One-Year Terms:

      Salvatore A. Vergopia, age 60, has been Chairman of the Board since October 1997 and was Chief Executive Officer from October 1997 to June 2000. In addition, from 1992 to date, he has been President and for over 20 years prior thereto, Vice President of Westwood Lincoln Mercury Sales Inc. Under his management, Westwood has been a winner of numerous awards. In addition to his responsibilities as a dealer, he has served on the Customer Dispute Settlement Board for New Jersey and Connecticut and is a member and past Chairman of the Ford Lincoln-Mercury NADA 20 Group. He holds a B.S. degree from Northern Arizona University.

      Corey E. Shaker , age 43, has been a Director since October 1997, President since February 2000 and Chief Executive Officer since June 2000. Mr. Shaker had been Vice President/Connecticut Operations from October 1997 to February 2000 and is in charge of Hometown's Company-wide sales training efforts. In addition, from 1989 to February 2000, he was General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three time winner of the Lincoln Mercury Inner Circle award. He holds a B.S. in Business Administration from Providence College.

      William C. Muller, Jr., age 48, has been a Director since October 1997 and Regional Vice President since March 2000. Mr. Muller was Vice President/New Jersey Operations from October 1997 until March 2000. In addition, from 1980 to date, he has been the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc. Under his management, Muller Toyota has been a multiple winner of various awards, including Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards, Toyota's Parts Excellence Award, Toyota's Service Excellence Award, and Toyota's Sales Excellence Award. He holds a B.A. degree from Farleigh Dickinson University.

      Edward A. Vergopia, age 30, has been a Director and Vice President/Fleet Operations since October 1997. In addition, from 1988 to date, he has been Executive Vice President of Westwood where, among other responsibilities, he managed the Lincoln Mercury Division of Spoilers Plus (custom cars) and Westwood Lincoln Mercury Limousine Department. During those periods, he also worked in the Leasing, Financing and Parts and Service Departments of Westwood Lincoln Mercury. He holds a B.B.A. from the University of Miami.

      Joseph Shaker, age 32, a consultant of Hometown, has been a Director since October 1997. Mr. Shaker served as President and Chief Operating Officer from October 1997 until February 2000 and was in charge of Hometown's dealer acquisition program. From February 2000 to present, Mr. Shaker has served as a Consultant to Hometown and as the President and Chief Executive Officer of CarDay Inc. In addition, from 1991 until 1998, he served as the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln Mercury Autocare in Connecticut. He is a Member of the Executive Committee of the NADA 20 Group. He holds a B.S. degree in Management from Bentley College.

      James Christ, age 44, has been a Director since October 1997 and has been General Manager of Muller Toyota since February 1995 and Good Day Chevrolet Oldsmobile Isuzu since November 1998. From March 1986 to November 1994, he was Vice President and General

Manager of Liberty Toyota, Inc. in Burlington, New Jersey and from August 1989 to November 1994, he was Vice President of Richardson Imports, Inc. a Lexus dealership, in Cherry Hill, New Jersey. Prior thereto he had more than 5 years experience in managerial capacities at Toyota. He holds a B.S. in Business Administration from West Chester University.

      Domenic Colasacco, age 50, has been a Director since October 1997 and is Chairman of the Board and President of United States Trust Company (USTC), a Boston based firm specializing in trust and investment management services for institutional and personal clients. Mr. Colasacco has been serving as the Chief Investment Officer of USTC since 1980. From 1990 to March 1998, he was also a director of UST Corp., the holding company for USTC and USTrust, a commercial and retail bank in Greater Boston. He holds both a bachelors degree and an M.B.A. from Babson College and is a Chartered Financial Analyst.

      Louis I. Margolis, age 54, has been a Director since October 1997 and has been a General Partner of Pine Street Associates, L.P., a private investment partnership that invests in other private limited partnerships since January 1994. In January 1997, Mr. Margolis formed Chapel Hill Capital Corp., a financial services company. He was the President and is sole shareholder of Chapel Hill Capital Corp. From 1991 through 1993, he was a Member of the Management Committee of Nomura Securities International. From 1993 through 1995, he was Chairman of Classic Capital Inc., a registered investment advisor. Mr. Margolis has been a member of the Financial Products Advisory Committee of the Commodity Futures Trading Commission since its formation in 1986, a Trustee of the Futures Industry Institute since 1991 and a Trustee of Saint Barnabas Hospital in Livingston, New Jersey since 1994.

      C. Michael Jacobi, age 58, a Director Nominee has been a business consultant since August 1999. He has served on corporate boards in the U.S. and in Europe and Asia. Currently, Mr. Jacobi is a member of the Board of Directors and Chairman of the Audit Committee for Webster Financial Corporation, a $10 billion Connecticut based financial institution. He is also a member of the Board of Directors of Century Electronics Manufacturing, a privately held manufacturing company. From December 1993 through July 1999 he was the President and Chief Executive Officer and a Director of Timex Corporation, a manufacturer and marketer of watches. Prior to assuming those roles, Mr. Jacobi held leadership positions in finance, operations and marketing at Timex. Before joining Timex, he worked for KPMG. Mr. Jacobi is a Certified Public Accountant and holds a B.S. degree in Accounting from the University of Connecticut.

Committees of the Board of Directors

      During the last fiscal year Hometown's Board of Directors held 4 meetings. Hometown's Board of Directors has established compensation and audit committees, whose members are composed of two non-employee directors: Messrs. Colasacco and Margolis. It is the intention of Hometown to appoint only independent directors to the Audit and Compensation Committees

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Hometown, reviews general policy matters relating to compensation and benefits of employees of Hometown and administers the issuance of stock options and discretionary cash bonuses to Hometown's officers, employees, directors and consultants. The Compensation Committee met one time in fiscal year 1999. The report of the compensation committee appears below.

      The Audit Committee meets with management and Hometown's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met four times in fiscal year 1999. The Audit Committee approved the selection of Arthur Andersen LLP as Hometown's independent auditors and met with the auditors to review the planned scope and the results of the audit.

      All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which that director served.

The Board unanimously recommends a vote FOR the election of each of the nominees.

        EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS, OFFICERS
                             AND PRINCIPAL HOLDERS

      The following Summary Compensation Table sets forth all compensation earned in all capacities, during the fiscal year ended December 31, 1999, 1998 and 1997 by (i) Hometown's Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 1999 fiscal year and whose salary, exceeded $100,000 (collectively, the "Name Executive Officers").

                               COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                Annual Compensation
                                       ----------------------------------------------------------------------

                                         Fiscal Annual
Name and Principal Position            Year Compensation        Salary            Bonus             Other
-----------------------------------    ------------------    -------------    ---------------    ------------
Salvatore A. Vergopia (6)                    1999            $ 250,000
   Chairman and Chief Executive              1998              318,000(3)
   Officer                                   1997              175,000         $ 380,000(1)      $ 11,000(2)

Corey E. Shaker (7)                          1999            $ 200,000
   Vice President  of                        1998              163,000(3)      $ 336,000(4)
   Connecticut Operations                    1997              114,400           100,000(1)

William C. Muller, Jr.                       1999            $ 200,000
   Regional Vice President                   1998              259,000(3)
                                             1997              259,000                           $ 52,000(2)

Joseph Shaker (8)                            1999            $ 200,000
   President and Chief Operating             1998              130,000(3)      $ 336,000(4)
   Officer                                   1997               81,000           100,000(1)      $  1,000(2)

John Rudy (5)                                1999            $ 208,000
   Chief Financial Officer                   1998                   -0-               -0-              -0-
                                             1997                   -0-               -0-              -0-

----------
(1) The amount shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.
(2) Perquisites - Consists of excess life insurance for Salvatore Vergopia extra disability insurance on Joseph Shaker and life insurance on co-owner for William C. Muller, Jr.
(3)   Includes compensation paid by predecessor companies with respect to 1998.
(4) Reflects bonuses paid by predecessor companies for services rendered prior to Hometown's initial public offering.
(5) In April 2000, resigned as Hometown's Chief Financial Officer and terminated his employment agreement with Hometown.
(6)   In June 2000, resigned from his position a Chief Executive Officer.

(7) In February 2000, promoted to the position of President and Chief Operating Officer of Hometown. Subsequently, in June 2000, promoted from Chief Operating Officer to Chief Executive Officer while continuing as President.
(8) In February 2000, resigned from his position as President and Chief Operating Officer of Hometown to assume the role of President and Chief Executive Officer of CarDay.com. However, he continues to be of service to Hometown as a consultant, and director on the Board of Directors of Hometown.

Employment Agreements

      In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of Hometown's initial public offering in July, 1998, for the following Named Executive Officers: Chairman and Chief Executive Officer; President and Chief Operating Officer; Vice President/New Jersey Operations; Vice President/Connecticut Operations; and Chief Financial Officer. Each agreement provides for an annual base salary of $200,000, except that the agreement for the Chairman and Chief Executive Officer provides for an annual base salary of $250,000. In February 2000, the Vice President Connecticut Operations resigned his position and became President and Chief Operating Officer, with the former President and Chief Operating Officer resigning. The new President and Chief Operating Officer is compensated at an annual base salary rate of $200,000 per year. Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in each agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

      Hometown has leased from various affiliates the premises occupied by certain of its dealerships. Each of the governing leases became effective as of the closing of the initial public offering, has a term expiring in 2013, is on a triple net basis and provides for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009.

      Hometown leases, for an initial annual base rental of $240,000, the premises occupied by its Lincoln/Mercury dealership in Watertown, Connecticut from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey E. Shaker, Steven Shaker and Janet Shaker. Corey E. Shaker is President and Chief Executive Officer and a principal stockholder of Hometown. Steven Shaker is Vice President-Parts and Service and a principal stockholder of Hometown. Joseph Shaker is a Consultant, Director, and principal stockholder to Hometown, and the President and Chief Executive Officer of CarDay Inc. Janet Shaker is a principal stockholder of Hometown.

      Hometown leases, for an initial annual base rental of $360,000 and $396,000 respectively the premises occupied by its Toyota dealership in Clinton, New Jersey and its Chevrolet/Oldsmobile/Isuzu dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, one of whose two partners is William C. Muller Jr. Mr. Muller is a Regional Vice President, Director, and a principal stockholder of Hometown.

      Hometown leases, for an initial annual base rental of $360,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is Chairman of the Board of Hometown.

Loans

      All loans and advances from Hometown, in 1998 to the following individuals, in the following amounts were paid off in March 1999. During 1998
Hometown: (a) lent $234,000 to Salvatore A. Vergopia, erasing the previous amount due by that company to Salvatore A. Vergopia and increasing the amount owed by Salvatore A. Vergopia to that company to $168,000; (b) advanced $21,000 to Salvatore A. Vergopia; and (c) received $66,000 from Edward A. Vergopia in settlement of his loan. The loan due from Worldwide Financing Co. Ltd. ("WFC"), $90,000, remained unchanged. The loans and advances due from Salvatore A. Vergopia and WFC are each non-interest bearing. Salvatore A. Vergopia is Chairman of the Board and a principal stockholder of Hometown. Edward A. Vergopia is Vice President-Fleet Operations and a director and principal stockholder of Hometown.

Guarantees

      A Hometown is the guarantor of a $2,000,000 credit facility from SEC Funding Corp. ("SFC") pursuant to which loans are made to third party purchasers of limousines. As of December 31, 1999 loans outstanding under this credit line were $37,000. SFC is a privately held corporation with all its shares owned by Salvatore A. Vergopia and Edward A. Vergopia.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning options/SARs granted during fiscal 1999 to the named executives:

                                Individual Grants

                             Number of           % of Total
                             Securities         Options/SARs                                        Grant
                             Underlying          Granted to       Exercise or                       Date
                            Options/SARs        Employees in       Base Price      Expiration      Present
Name                          Granted           Fiscal Year        (S/Share)          Date         Value (1)
-----------------------    ---------------     ---------------    -------------    ------------    ----------
Corey E. Shaker........        30,000               75%              $3.00           12/7/04          $0
Vice President of
Connecticut Operations

----------
(1) The options vest with respect to one-third of the shares of Common Stock covered by the options on December 8, 2000 (the "Initial Vesting Date") and one-third will vest on each of the first and second anniversaries of the Initial Vesting Date.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

      The following table summarizes options and SARs exercised during fiscal 1998 and presents the value of unexercised options and SARs held by the named executives at fiscal year end:

                                                                     Number of
                                                                     Securities               Value of
                                                                     Underlying              Unexercised
                                                                    Unexercised             In-the-Money
                                                                  Options/SARs at          Options/SARs at
                                                                  Fiscal Year-End          Fiscal Year-End
                                Acquired           Value          Exercisable (E)          Exercisable (E)
Name                           on Exercise       Realized        Unexercisable (U)        Unexercisable (U)
---------------------------    ------------     ------------    ---------------------    --------------------
Corey E. Shaker                     0                0                12,167  E
Vice President of                                                     54,333  U
Connecticut Operations                                                                        $16,875 U

William C. Muller, Jr.              0                0                 6,666  E
Regional Vice President                                               13,334  U

Edward Vergopia                     0                0                12,333  E
Vice President of Fleet                                               24,667  U
Operations

Salvatore A. Vergopia               0                0                 1,000  E
Chairman and Chief                                                     2,000  U
Executive Officer

James Christ                        0                0                 6,667  E
General Manager                                                       13,333  U

Joseph Shaker                       0                0                12,167  E
President and Chief                                                   24,333  U
Operating Officer

      All shares, except for 30,000 options of Corey E. Shaker which vest ratably through 2002, vest ratably through 2001. In general, the option agreements shall be exercisable only so long as the optionee shall continue to be an employee of Hometown and within the thirty day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. In the event the Optionee is unable to continue his employment with Hometown as a result of his total and permanent disability, he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. In the event of death of the Optionee, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of Hometown and shall have been in Continuous Status (as defined in Hometown's Stock Option
Plan) as an employee from the date hereof; or within thirty (30) days after the termination of Continuous Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      Each non-employee Director receives a fee of $1,000, for each meeting attended in person and $250 for each meeting attended telephonically and reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person, other than meeting directly following or preceding Board meetings and $125 for each committee meeting attended telephonically. Additionally, pursuant to the Plan, each non-employee Director, receives options to purchase 5,000 shares of Common Stock exercisable at the fair market value on the date of grant. These options will vest one-third on the date of grant and one-third at the end of each subsequent year of service on the Board. In addition, each non-employee Director receives options to purchase an additional 2,500 shares of Common Stock on the date of Hometown's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

         Report of the Compensation Committee on Executive Compensation

      The primary purposes of the Compensation Committee are to establish and maintain competitive, fair and equitable compensation practices designed to attract and retain key management employees throughout the Corporation and to establish appropriate incentives to motivate and reward key management employees for achieving or exceeding established performance goals; and to oversee the competency and qualifications of senior management personnel and the provisions of senior management succession planning. The Compensation Committee is responsible for a broad range of activities which include (i) recommending to the full Board of Directors the salary(ies) of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer after an evaluation of market data, internal salary relationships as provided by the Corporation's executive compensation professionals, and such other factors as the Committee deems appropriate; (ii) recommending to the full Board of Directors the salaries for other elected Corporate Officers and selected key management employees after reviewing the recommendations made by the Chief Executive Officer and the Chief Operating Officer; (iii) recommending to the full Board of Directors the type of incentive plans, if any, which will be offered to management employees; and (iv) administering the Corporation's 1998 Incentive Stock Option Plan, to include, after reviewing the recommendations of the Chief Executive Officer and the Chief Operating Officer, determining the employees to be eligible for plan participation.

      Due to the existence of five year employment agreements between Hometown and its key officers, which do not expire until July 2003, the scope of the Compensation Committee's duties has been limited.

                                       COMPENSATION COMMITTEE

                                       Domenic Colasacco
                                       Louis I. Margolis

                               COMPANY PERFORMANCE
             AND COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN AMONG
               HOMETOWN AUTO RETAILERS, INC., THE S&P 500 INDEX,
                                AND A PEER GROUP

      The following graph shows a two year comparison of cumulative total returns for Hometown, the S&P 500 composite index, and a Peer Group.

            [PERFORMANCE GRAPH APPEARS HERE AND IS SUMMARIZED BELOW]

  Company/ Index/ Market            07/29/1998     12/31/1998      12/31/1999
--------------------------------------------------------------------------------
 Hometown Auto Retailers,               100           49.29           40.71
           Inc.
--------------------------------------------------------------------------------
 Peer Group(1)                          100          102.76           65.26
--------------------------------------------------------------------------------
       S&P Composite                    100          110.41          113.64

      (1) The Peer Group Index includes the following companies: AutoNation Inc., Circuit City CarMax, Inc., Group 1 Automotive, Inc., Lithia Motors Inc., Rush Enterprises, Inc. Sonic Automotive Inc., and United Auto Group, Inc.

                                  PENSION PLAN

      In October 1999, Hometown amended and restated the E.R.R. Enterprises, Inc. Profit Sharing/401(k) Plan, (the "Amended Plan") into the HOMETOWN AUTO RETAILERS, INC. 401K Plan (the "Plan") effective October 1, 1999, for the benefit of eligible employees, as defined. Participants may make voluntary contributions of up to 15% of their compensation, subject to certain IRS limitations. Hometown may make annual matching contributions to the Plan at its discretion. Contributions to be made by Hometown to the Plan are $48,000 for the year ended December 31, 1999 and is included in accounts payable and accrued expenses on Hometown's balance sheet as of December 31, 1999. Contributions under the Amended Plan were $40,000, $33,000 and $24,000 in 1999, 1998 and 1997, respectively. Corey E. Shaker and Joseph Shaker are the Trustees of the Plan.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth, as of June 30, 2000, the shares of Hometown's Common Stock owned beneficially by the present directors and nominees of Hometown individually and by all present directors, nominees and executive officers of Hometown as a group and by persons known to Hometown to own more than five percent of the outstanding shares of the Common Stock of Hometown:

                                                                                                     % of
                                                Common Stock                    % of              Aggregate
                                            Beneficially Owned(2)            Outstanding            voting
Name of Beneficial                      -----------------------------          Equity            Power of all
Owner(1)                                  Class A          Class B             Owned(3)            Classes
------------------------------------    -----------      ------------     -----------------    --------------
Salvatore Vergopia (4)                     2,000           705,000              11.79               17.94
Corey E. Shaker (5)                       37,333           265,080               5.04                6.83
William C. Muller, Jr. (6)                17,083           453,034               7.84               11.57
Edward Vergopia(11)                       24,667           235,000               4.33                6.04
James Christ (7)                          13,333            90,248               1.73                2.32
*William C. Muller, Sr. (8)                    0           310,786               5.18                7.91
Steven Shaker (10)                         9,167           206,424               3.59                5.27
Joseph Shaker (9)                         28,517           262,592               4.85                6.75
All Directors, and Executive
Officers as a group (7 persons)          132,100         2,217,378              39.17               56.72

* William C. Muller, Sr. is not an Officer or Director of Hometown
--------------------------------------------------------------------------------

(1) The respective addresses of the beneficial owners are: Salvatore A. Vergopia and Edward A. Vergopia, c/o Westwood Lincoln Mercury, 55 Kinderkamack Road, Emerson, New Jersey 07630; Corey E. Shaker, 774 Straits Turnpike, Watertown Connecticut 06795; William C. Muller, Jr., James Christ and William C. Muller, Sr. c/o Muller Toyota, Inc., Route 31, PO Box J, Clinton, New Jersey, 08809; Steven Shaker, c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705 and Joseph Shaker, c/o CarDay Inc., 245 Fifth Avenue, New York, New York.
(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this proxy statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this proxy statement have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages of beneficial ownership are calculated based the number of shares outstanding as of June 30, 2000, which includes 2,296,016 shares of Class A Common Stock and 3,701,000 shares of Class B common stock.
(3)   Percentages based on number of shares of all classes.
(4) Includes 225,600 shares owned by his wife Janet and an option to purchase 2,000 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.
(5) Includes (i) 15,980 shares held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary, (ii) 13,000 shares of Class A common stock, and (iii) and an option to purchase 24,333 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.
(6) Includes 3,750 shares of Class A common stock and an option to purchase 13,333 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.

(7) Includes an option to purchase 13,333 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.
(8) All shares are owned by The William C. Muller Revocable Living Trust of which the William C. Muller, Sr. is Trustee. William C. Muller, Sr. is neither an officer nor director.
(9) Includes (i) 15,980 shares held by the Richard Shaker Family Trust of which Mr. Shaker is the Trustee and a beneficiary, (ii) 40,000 share held by the Sadie Shaker Irrevocable Trust of which Mr. Shaker is Trustee,
      (iii) 4,184 shares of Class A common stock, and (iv) an option to purchase 24,333 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.
(10) Includes 2,500 shares of Class A common stock and an option to purchase 6,667 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.
(11) Includes an option to purchase 24,667 shares of Class A common stock, exercisable within 60 days from the filing of this proxy statement at $9.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Hometown's officers and directors, and persons who own more than ten percent of a registered class of Hometown's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Hometown with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Hometown, or written representations that no Forms 5 were required, Hometown believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Directors propose that the stockholders ratify the appointment of Arthur Andersen LLP as Hometown's independent auditors for 2000. Arthur Andersen LLP has been Hometown's independent auditors since 1998. The report of Arthur Andersen LLP with respect to Hometown's financial statements appears in Hometown's annual report for the fiscal year ended December 31, 1999. A representative of Arthur Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if she desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Directors will consider it a directive to consider other auditors for a subsequent year.

The Board unanimously recommends a vote FOR the ratification of the appointment of the Independent Auditors.

3. AMENDMENT TO THE CERTIFICATE OF INCORPORATION REDUCING THE NUMBER OF SHARES OF HOMETOWN'S CLASS A COMMON STOCK AUTHORIZED

      Hometown's certificate of incorporation, as amended, authorizes the issuance of 24,000,000 shares of Class A common stock, par value $.001 per share. As of June 30, 2000, only 2,296,016 shares of Class A common stock, par value $.001 per share, were issued and outstanding. While Hometown intends to use its equity securities in future financing and acquisition transactions, Hometown believes that it can reduce the number of Class A authorized shares by fifty percent and still be in a position to use its equity for these purposes while significantly reducing Hometown's annual franchise tax due to the state of Delaware.

The Board unanimously recommends a vote FOR the this proposal.

                                  MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at Hometown's 2001 Annual Meeting must be received by Hometown for inclusion in Hometown's proxy statement relating to that meeting not later than December 31, 2000. Such proposals should be addressed to Michael J. Shonborn, Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

Other Matters

      The management knows of no other business which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by Hometown. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Hometown. Hometown also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Hometown, upon request, will reimburse them for their expenses in so doing.

Reports And Financial Statements

      Hometown's Annual Report for the year ended 1999, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

      A copy of Hometown's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Michael J. Shonborn, Secretary, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

            EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Michael J. Shonborn
                                       -----------------------
                                       Michael J. Shonborn, Secretary

Dated: Watertown, Connecticut
       August 2, 2000

                            APPENDIX (FORM OF PROXY)

                          HOMETOWN AUTO RETAILERS, INC.
                                    P R O X Y
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                 August 29, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Corey E. Shaker and Michael J. Shonborn, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Hometown Auto Retailers, Inc. ("Hometown") to be held at the Sheraton Waterbury Hotel, 3580 East Main Street, Waterbury, Connecticut 06705, on Tuesday, August 29, 2000 at 10:00 A.M., Eastern Daylight Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Hometown held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

1. ELECTION OF DIRECTORS: Salvatore A. Vergopia, Corey E. Shaker, William C. Muller, Jr., Edward A. Vergopia, Joseph Shaker, James Christ, Domenic Colasacco, Louis I. Margolis and C. Michael Jacobi

FOR election of all nominees               |_|

WITHHOLD vote from all nominees            |_|

FOR all nominees, EXCEPT for nominee(s)
listed below from whom Vote is withheld.   |_|

2. Confirmation of the appointment of Arthur Anderson LLP as auditors for the Company for the year ending December 31, 2000.

FOR |_|    AGAINST |_|    ABSTAIN |_|

3. Amend the certificate of incorporation of the Company to reduce the number of authorized shares of Class A common stock, par value $.001 per share, from 24,000,000 to 12,000,000.

FOR |_|    AGAINST |_|    ABSTAIN |_|

      (Continued, and to be signed, on the Reverse Side)

--------------------------------------------------------------------------------

                                    FOLD HERE

--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                       Dated:                             , 2000


                                       _________________________________________
                                              Signature of Stockholder

                                       _________________________________________
                                              Signature of Stockholder

                                       NOTE: When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.